Exhibit 10.74

BORLAND SOFTWARE CORPORATION

STOCK ISSUANCE AGREEMENT

AGREEMENT made this              day of             , by and between Borland Software Corporation, a Delaware corporation, and             , a Participant in the Corporation’s 2002 Stock Incentive Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.	GRANT OF SHARES

1.    Grant.    Participant is hereby granted             shares of Common Stock (the “Shares”) pursuant to the provisions of the Stock Issuance Program.

2.    Consideration.    Participant and the Company acknowledge that with respect to the par value of the Shares, such Shares are granted in consideration for past services provided by the Participant to the Corporation. The consideration for the remaining value of the Shares is provided for in the services Participant shall provide to the Corporation over the vesting period provided in Paragraph C.2.

3.    Other Documents.    Concurrently with the delivery of this Agreement to the Corporation, Participant shall deliver a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Shares.

4.    Stockholder Rights.    Until such time as the Unvested Shares are forfeited pursuant to Paragraph C.1., Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Shares, subject, however, to the transfer restrictions of this Agreement.

5.     Escrow.    The Corporation shall have the right to hold the Shares in escrow until those shares have vested in accordance with Paragraph C.2.

6.    Compliance with Law.    Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of applicable securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

7.    Withholding Obligations.    The Corporation’s obligation to deliver Shares or release Shares from escrow shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. At any time requested by the Corporation, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, including the Shares, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation or any Subsidiary, which arise in connection with the Shares.

The Corporation, in compliance with any applicable legal conditions or restrictions, may withhold from fully vested Shares, otherwise deliverable to Participant upon the vesting of the Shares, a whole number of Shares having a Fair Market Value, as determined by the Corporation as of the date of vesting, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment). To the extent that the withholding of the Shares is less than the tax withholding amount, the Participant agrees to pay the remainder of the tax withholding in cash or check or to have such amount withheld by the Corporation from the Participant’s compensation through payroll and any other amounts payable to Participant.

Unless the tax withholding obligations of the Corporation or any Parent or Subsidiary are satisfied, the Corporation shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.

B.	TRANSFER RESTRICTIONS

1.    Restriction on Transfer.    Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Shares which are Unvested Shares.

2.    Restrictive Legend.    The stock certificate for the Shares shall be endorsed with the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND SUBJECT TO FORFEITURE BY THE CORPORATION IN CERTAIN CIRCUMSTANCES AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE CORPORATION’S PRINCIPAL CORPORATE OFFICES.”

3.    Transferee Obligations.    Each person (other than the Corporation) to whom the Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the forfeiture provisions of Paragraph C to the same extent such shares would be so subject if retained by Participant.

C.	REPURCHASE RIGHT

1.    Forfeiture of Shares.    On the date Participant ceases for any reason to remain in Service, all of the Shares in which Participant is not, at the time of his or her termination of Service, vested in accordance with Paragraph C.2. of this Agreement (such shares to be hereinafter referred to as the “Unvested Shares”) shall be forfeited, shall become the property of the Corporation and the Participant shall no longer have any right to or ownership of such Shares. The certificates representing the forfeited Unvested Shares shall be delivered to the Corporation as soon as possible after the termination of Service.

2.    Termination of Forfeiture.    The forfeiture provided for in this Paragraph C shall terminate with respect to the Unvested Shares as follows:

[Vesting Provisions]

3.    Recapitalization.    Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Shares shall be immediately subject to the forfeiture provision and any escrow requirements hereunder, but only to the extent the Shares are at the time covered by such forfeiture right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement and to the forfeiture provision and escrow rights in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure.

4.    Change in Control.

(a)    The forfeiture provision shall remain in full force and effect following a Change in Control, and no accelerated vesting of the Shares shall occur upon the consummation of such Change in Control. The forfeiture provision shall be assigned to any successor corporation in the Change in Control transaction and shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Shares in consummation of that Change in Control, but only to the extent the Shares are at the time covered by such forfeiture provision. The new securities or other property (including cash payments) issued or distributed with respect to the Shares in consummation of the Change in Control shall immediately be deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Participant vests in such securities or other property in accordance with the Vesting Schedule in effect for the Shares in Paragraph C.2.

(b)    The forfeiture provision may terminate, and the Shares subject to such forfeiture provision may vest, on an accelerated basis in accordance with the terms of any Special Vesting Acceleration Addendum attached to this Agreement.

D.	SPECIAL TAX ELECTION

1.    Section 83(b) Election.    Under Code Section 83, the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such Shares lapse over any amount paid for such Shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the forfeiture provision of Paragraph C.2. Participant may elect under Code Section 83(b) to be taxed at the time the Shares are acquired, rather than when and as such Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. If you would like to make this filing, you may request a Section 83(b) Tax Election Form from Stock Administration. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

2.    FILING RESPONSIBILITY.    PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

E.	GENERAL PROVISIONS

1.    Assignment.    The Corporation may assign rights under this Agreement, including, but not limited to the forfeiture provision of Paragraph C.1., to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2.    Employment At Will.    Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

3.    Notices.    Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4.    No Waiver.    The failure of the Corporation in any instance to enforce the forfeiture provision or any other term of this Agreement shall not constitute a waiver of any other forfeiture provision or other term that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.    Cancellation of Shares.    If the Shares subject to this Agreement are forfeited, then from and after such time, the person from whom such Shares are forfeited shall no longer have any rights as a holder of such Shares. Such shares shall be deemed forfeited in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

6.    Participant Undertaking.    Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the provisions of this Agreement.

7.    Agreement is Entire Contract.    This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern.

8.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

9.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

11.    Representations.

Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Corporation to carry out the purposes or intent of this Agreement.

Participant acknowledges and agrees that Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the award and fully understands all provisions of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

BORLAND SOFTWARE CORPORATION

By:

Title:

Address:

PARTICIPANT

Signature

Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of the Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Corporation’s granting the Participant the right to receive the Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to forfeit any Shares in which the Participant is not vested at the time of his or her termination of Service.

PARTICIPANT’S SPOUSE

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                             hereby forfeit(s), assign(s) and transfer(s) unto Borland Software Corporation (the “Corporation”),                         (            ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No.                         herewith and do(es) hereby irrevocably constitute and appoint                         Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:                                  ,                  .

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the forfeiture provision without requiring additional signatures on the part of Participant.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Stock Issuance Agreement.

B.    Board shall mean the Corporation’s Board of Directors.

C.    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)    there is consummated a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)    the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale, or

(iii)    the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

D.    Code shall mean the Internal Revenue Code of 1986, as amended.

E.    Common Stock shall mean the Corporation’s common stock.

F.    Corporation shall mean Borland Software Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Borland Software Corporation.

G.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)    If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the last sale price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no reported sale of the Common Stock on the date in question, then the Fair Market Value shall be the last sale price on the last preceding date for which such quotation exists, or

(ii)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the last sale price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no reported sale of the Common Stock on the date in question, then the Fair Market Value shall be the last sale price on the last preceding date for which such quotation exists.

H.    Owner shall mean Participant and all subsequent holders of the Shares who derive their chain of ownership through a Permitted Transfer from Participant.

I.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

J.    Participant shall mean the person to whom the Shares are issued under the Stock Issuance Program.

K.    Permitted Transfer shall mean (i) a gratuitous transfer of the Shares, provided and only if Participant obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Shares effected pursuant to Participant’s will or the laws of inheritance following Participant’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Shares.

L.    Plan shall mean the Corporation’s 2002 Stock Incentive Plan.

M.    Plan Administrator shall mean the Board, a committee of the Board or a committee of the Corporation’s executive officers acting in its administrative capacity under the Plan.

N.    Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

O.    Shares shall have the meaning assigned to such term in Paragraph A.1.

P.    Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law, no Service credit shall be given for purposes of the Vesting Schedule hereunder for any period the Participant is on a leave of absence.

Q.    Stock Issuance Program shall mean the Stock Issuance Program under the Plan.

R.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.    Vesting Schedule shall mean the vesting schedule specified in Paragraph C.2, pursuant to which the Shares are to vest in a series of installments over Participant’s period of Service.

T.    Unvested Shares shall have the meaning assigned to such term in Paragraph C.1.